FOR IMMEDIATE RELEASE

CONTACT
Nigel Ekern
Chief Administrative Officer
Clarus Corporation
(203) 428-2000
nekern@claruscorp.com

                  Clarus Announces Second Quarter 2006 Results

STAMFORD, CONNECTICUT -- August 4, 2006 -- Clarus Corporation (OTC:CLRS.PK) today announced financial results for the quarter ended June 30, 2006. Clarus reported no revenues for the quarters ended June 30, 2006 and 2005, respectively. Net loss for the second quarter of 2006 was $24,000 or $0.00 per diluted share compared to a net loss of $516,000 or $0.03 per diluted share during the comparable period of 2005. As of June 30, 2006, Clarus' cash, cash equivalents and marketable securities were $83.5 million (or $4.88 gross cash per share) compared to $84.9 million as of December 31, 2005. Gross cash per share at June 30, 2006 equals cash, cash equivalents and marketable securities of $83.5 million divided by 17.1 million common shares outstanding. Clarus has provided this Non-GAAP measure because it believes that it is useful to investors assessing the extent of Clarus' assets available for redeployment. Clarus is unaware of any comparable GAAP measure.

The results of operations for the quarter ending June 30, 2006 includes a charge of approximately $108,000 for transaction expenses arising out of negotiations related to an acquisition process that terminated in June 2006 without Clarus consummating the acquisition. Transaction expenses represent the costs incurred during due diligence and negotiation of potential acquisitions such as legal, accounting and other professional fees and related expenses.

Clarus estimates that it has available net operating loss, research and experimentation credit and alternative minimum tax credit carryforwards for U.S. federal income tax purposes of approximately $222.3 million, $1.3 million and $53,000, respectively, which expire in varying amounts beginning in the year 2009 to the extent not limited under Section 382 of the Internal Revenue Code. The Company also has a capital loss carryforward of $15.2 million which expires in varying amounts beginning in the year 2007.

Nigel Ekern, Clarus' Chief Administrative Officer stated, "We are pleased with the progress that we have made in managing administrative and professional expenses in connection with the continued administration of the public company and continue our efforts to identify and evaluate suitable acquisition and merger opportunities as part of our strategy to redeploy our cash and utilize our NOL's, to the extent available."

Clarus does not currently intend to hold conference calls to discuss quarterly earnings releases unless and until it consummates an acquisition in connection with its redeployment strategy. At such time, Clarus plans to resume holding quarterly conference calls to review earnings and operating performance.

Clarus, formerly a provider of e-commerce business solutions, is seeking to redeploy its assets and use its substantial cash and cash equivalent assets and marketable securities to enhance stockholder value.
--------------

This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934. Information in this release includes Clarus' beliefs, expectations, intentions and strategies regarding Clarus, its future and its products and services. Assumptions relating to the forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risks including our inability to execute successfully our planned effort to redeploy our assets to enhance stockholder value, the unavailability of our net operating loss carry forward, and that the unaudited financial information provided in this press release may be adjusted as a result of the year end audit. Clarus cannot guarantee its future performance. All forward-looking statements contained in this release are based on information available to Clarus as of the date of this release and Clarus assumes no obligation to update the forward-looking statements contained herein.

For further information regarding the risks and uncertainties in connection with Clarus' business, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Factors That May Affect Our Future Results" sections of Clarus' filings with the Securities and Exchange Commission, including but not limited to, its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained at our web site at http://www.claruscorp.com or the SEC's web site a http://www.sec.gov.

                               CLARUS CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                JUNE 30,         DECEMBER 31,
                                                                                  2006             2005
                                                                              -------------    -------------
                                     ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                                                $       6,282    $      23,270
     Marketable securities                                                           77,218           61,601
     Interest receivable                                                                306              320
     Prepaids and other current assets                                                  254              135
                                                                              -------------    -------------
Total current assets                                                                 84,060           85,326

PROPERTY AND EQUIPMENT, NET                                                           1,827            1,996

OTHER ASSETS:
     Deposits and other long-term assets                                                 --              956
                                                                              -------------    -------------
         TOTAL ASSETS                                                         $      85,887    $      88,278
                                                                              =============    =============


            LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
       Accounts payable and accrued liabilities                               $         270    $       1,461
                                                                              -------------    -------------
Total current liabilities                                                               270            1,461

LONG-TERM LIABILITIES:
       Deferred rent                                                                    244              208
                                                                              -------------    -------------

Total liabilities                                                                       514            1,669
                                                                              -------------    -------------


STOCKHOLDERS' EQUITY:
    Preferred stock, $.0001 par value; 5,000,000 shares authorized; none
      issued                                                                             --               --
    Common stock, $.0001 par value; 100,000,000 shares authorized;
      17,188,622 and 17,187,170 shares issued and 17,113,622 and 17,112,170
      outstanding in 2006 and 2005, respectively                                          2                2
    Additional paid-in capital                                                      367,792          370,704
    Accumulated deficit                                                            (282,353)        (280,947)
    Treasury stock, at cost                                                              (2)              (2)
    Accumulated other comprehensive income                                              (66)             (88)
    Deferred compensation                                                                --           (3,060)
                                                                              -------------    -------------
Total stockholders' equity                                                           85,373           86,609
                                                                              -------------    -------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $      85,887    $      88,278
                                                                              =============    =============

                               CLARUS CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                              THREE MONTHS                    SIX MONTHS
                                             ENDED JUNE 30,                  ENDED JUNE 30,
                                        --------------------------    --------------------------
                                          2006           2005           2006           2005
                                        -----------    -----------    -----------    -----------
REVENUES:                               $        --    $        --    $        --    $        --
                                        -----------    -----------    -----------    -----------
  Total revenues                                 --             --             --             --


OPERATING EXPENSES:
 General and administrative                     826          1,001          1,707          1,787
 Transaction costs                              108             --          1,388             --
 Depreciation and amortization                   85             81            173            166
                                        -----------    -----------    -----------    -----------
  Total operating expenses                    1,019          1,082          3,268          1,953

OPERATING LOSS                               (1,019)        (1,082)        (3,268)        (1,953)
OTHER INCOME(EXPENSE)                             1             (2)            --             (2)
INTEREST INCOME                                 994            568          1,862          1,049
                                        -----------    -----------    -----------    -----------
 NET LOSS                               $       (24)   $      (516)   $    (1,406)   $      (906)
                                        ===========    ===========    ===========    ===========

 Loss per common share:
  Basic                                 $     (0.00)   $     (0.03)   $     (0.08)   $     (0.06)
  Diluted                               $     (0.00)   $     (0.03)   $     (0.08)   $     (0.06)

 Weighted average shares outstanding:
  Basic                                      16,614         16,292         16,613         16,292
  Diluted                                    16,614         16,292         16,613         16,292

                               CLARUS CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                            SIX MONTHS
                                                                           ENDED JUNE 30,
                                                                   ------------------------------
                                                                       2006             2005
                                                                   -------------    -------------
OPERATING ACTIVITIES:
Net loss                                                           $      (1,406)   $        (906)
Adjustments to reconcile net loss to net cash used in operating activities:
 Depreciation and amortization on property and equipment                     173              166
 Amortization of deferred employee compensation                              148              157
 Amortization of premium and discount on securities, net                   1,927                3
Changes in operating assets and liabilities:
  Accrued interest receivable, prepaids and other current assets            (105)             104
  Accounts payable and accrued liabilities                                (1,191)            (682)
  Deferred rent                                                               36               56
  Deposits and other long-term assets                                        956                1
                                                                   -------------    -------------
   NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                       538           (1,101)

INVESTING ACTIVITIES:
 Purchases of marketable securities                                      (77,257)         (35,688)
 Proceeds from maturity of marketable securities                          59,735           17,270
 Additions to property and equipment                                          (4)              (8)
                                                                   -------------    -------------
   NET CASH USED IN INVESTING ACTIVITIES                                 (17,526)         (18,426)

FINANCING ACTIVITIES:
 Proceeds from the exercises of stock options                                 --              628
                                                                   -------------    -------------
   NET CASH PROVIDED BY FINANCING ACTIVITIES                                  --              628
                                                                   -------------    -------------
CHANGE IN CASH AND CASH EQUIVALENTS                                      (16,988)         (18,899)

CASH AND CASH EQUIVALENTS, Beginning of Period                            23,270           48,377
                                                                   -------------    -------------
CASH AND CASH EQUIVALENTS, End of Period                           $       6,282    $      29,478
                                                                   =============    =============

SUPPLEMENTAL DISCLOSURE:


Deferred compensation                                              $          --    $         325
Cash paid for taxes                                                          418              611